                                                                   Exhibit 10.16


                       FORM OF INDEMNITY ESCROW AGREEMENT


     THIS INDEMNITY ESCROW AGREEMENT ("Agreement") is made and entered into this ______ day of _____, 1999 by and among (i) TeleSpectrum Worldwide Inc., a Delaware corporation ("TeleSpectrum"), (ii) Glenn McKenzie, as representative of the stockholders of International Data Response Corporation, a Delaware corporation ("IDRC"), and the holders of certain options to purchase common stock of IDRC (the "Stockholders' Representative"), and (iii) Chase Manhattan Trust Company, National Association (the "Indemnity Escrow Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined below).

                             B A C K G R O U N D :

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 14, 1999, as amended, by and among TeleSpectrum, IDRC and the MDC Entities (as defined in the Merger Agreement), two escrow funds are to be established to secure the indemnification obligations of the stockholders of IDRC and the IDRC Optionholders to TeleSpectrum as set forth in Article VII of the Merger Agreement (the "Indemnity Funds"); and

     WHEREAS, the Indemnity Funds are to secure indemnification obligations of the Stockholders of IDRC and the IDRC Optionholders to TeleSpectrum of $12 million in amount, $9 million of which is available to satisfy indemnification obligations under Section 7.2 of the Merger Agreement and $3 million of which is available to satisfy indemnification obligations under Section 7.3 of the Merger Agreement; and

     WHEREAS, on the Closing Date there shall be deposited into escrow in accordance with Section 1.6 of the Merger Agreement by TeleSpectrum's delivery to the Indemnity Escrow Agent ______ shares of the common stock of TeleSpectrum, par value $.01 per share ("Common Stock") and ____ option agreements evidencing the Escrow Options (the "Escrowed Option Agreements") (collectively, the "Section 7.2 Escrow Securities", and together with all other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the Section 7.2 Escrow Securities (other than cash dividends), all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges (other than right to vote the Section 7.2 Escrow Securities as set forth in Section 7(b) of this Agreement, which right shall at all times remain with the stockholders of IDRC and the IDRC Optionholders to the extent such optionholders exercise their Escrow Options) and preferences appertaining or incident to the foregoing property, the "Section 7.2 Escrow Property");

     WHEREAS, on the Closing Date there shall be deposited into escrow in accordance with Section 1.6 of the Merger Agreement by TeleSpectrum's delivery to the Indemnity Escrow Agent ______ shares of the Common Stock and Escrowed Option Agreements representing the right to purchase _____ shares of Common Stock (collectively, the "Section 7.3 Escrow Securities" and together with all other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the
Section 7.3 Escrow Securities (other than cash dividends), all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges (other than right to vote the Section 7.3 Escrow Securities as set forth in Section 7(b) of this Agreement, which right shall at all times remain with the stockholders of IDRC and the IDRC Optionholders to the extent such optionholders exercise their Escrow Options) and preferences appertaining or incident to the foregoing property, the "Section 7.3 Escrow Property"); and

     WHEREAS, the Section 7.2 Escrow Securities and the Section 7.3 Escrow Securities are collectively referred to as the "Escrow Securities" and the
Section 7.2 Escrow Property and the Section 7.3 Escrow Property are collectively referred to as the "Escrow Property."

     NOW, THEREFORE, in consideration of the promises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

          1.   Deposit.
               -------

               (a) On the Closing Date there shall be deposited with the Indemnity Escrow Agent stock certificates representing the Escrow Shares and the Escrowed Option Agreements, and upon such deposit the Indemnity Escrow Agent shall acknowledge receipt of such stock certificates and Escrowed Option Agreements bearing a restrictive legend providing that the shares represented by such certificates may not be offered, sold, exchanged, transferred or otherwise disposed of (other than by operation of law) prior to the Expiration Date, or such later date as provided herein. The Indemnity Escrow Agent shall hold the Escrow Securities and shall administer the same in accordance with the terms of this Agreement. Except as expressly set forth in this Agreement, the Section 7.2 Escrow Property and the Section 7.3 Escrow Property shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto or of any stockholder of IDRC or any IDRC Optionholder.

               (b)  Additional Terms Relating to Escrow Options. In the event an
                    -------------------------------------------
IDRC Optionholder elects to exercise any Escrow Options, the IDRC Optionholder shall send a notice of exercise along with a copy of the Escrowed Option Agreement and the exercise price therefor to TeleSpectrum and shall send a copy of such correspondence to the Indemnity Escrow Agent. TeleSpectrum shall deliver stock certificates representing the shares of TeleSpectrum Common Stock underlying the Escrowed Option Agreement (or part thereof) being exercised to the Indemnity Escrow Agent, whom will then surrender to TeleSpectrum the related Escrowed Option Agreement to be canceled by TeleSpectrum. In the event an Escrow Option is exercised in part, TeleSpectrum shall, along with the shares of Common Stock of TeleSpectrum to be delivered to the Indemnity

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Escrow Agent, deliver to the Indemnity Escrow Agent a new Escrowed Option
Agreement representing that portion of the Escrow Option not yet exercised. Any shares represented by the stock certificates (and any Escrowed Option Agreement representing Escrow Options not yet exercised) delivered to the Indemnity Escrow Agent upon the exercise of Escrow Options shall become a part of the Escrow Property and shall be available to satisfy the indemnification obligations of the stockholders of IDRC and the IDRC Optionholders in accordance with the terms of this Agreement. All such Option Shares received upon exercise shall be deemed "Escrow Shares" for all purposes hereunder. TeleSpectrum and the Stockholders' Representative shall provide an update to Schedule A to the Indemnity Escrow Agent which shall be signed by both TeleSpectrum and the Stockholders' Representative reflecting any changes made to Schedule A as a result of the exercise of Escrow Options.

          2.   Appointment of Stockholders' Representative.  By virtue of the
               -------------------------------------------
affirmative vote of the stockholders of IDRC required to approve the Merger and the agreement of the IDRC Optionholders, the Merger Agreement and this Agreement, the stockholders of IDRC and the IDRC Optionholders irrevocably appoint Glenn McKenzie (the "Stockholders' Representative") to act as attorney-in-fact of said stockholders and Optionholders with authority to make all decisions on behalf of said stockholders and Optionholders with respect to any matters arising from the indemnification obligations of the stockholders of IDRC and the IDRC Optionholders (including matters arising under Article VII of the Merger Agreement); and any decisions made by the Stockholders' Representative with respect to any matter thereof shall be final and binding on such stockholders and Optionholders. Without limiting the foregoing, the Stockholders' Representative is authorized on behalf of the stockholders of IDRC and IDRC Optionholders to (i) object to any claim for indemnification against the Escrow Property or the stockholders of IDRC or the IDRC Optionholders under
Article VII of the Merger Agreement, (ii) settle or compromise any claim for such indemnification, (iii) assume responsibility for administering all matters arising under Article VII of the Merger Agreement, (iv) interpret on behalf of the stockholders of IDRC and the IDRC Optionholders all of the provisions of this Agreement and of Article VII of the Merger Agreement, and (v) generally to represent all stockholders of IDRC and the IDRC Optionholders and their heirs, personal representatives, successors and assigns with respect to all matters arising under this Agreement and Article VII of the Merger Agreement. The Stockholders' Representative is authorized to retain counsel to assist him in matters relating to this Agreement and Article VII of the Merger Agreement and his obligations hereunder or thereunder, including the dispute of any claims. With respect to all matters set forth on Schedule 7.3 to the Merger Agreement, TeleSpectrum shall consult with the Stockholders' Representative regarding material developments relating to these matters and will not settle or reach a final resolution with regard to those matters without the approval of the Stockholders' Representative, which approval will not unreasonably be withheld. TeleSpectrum will continue to retain the counsel previously retained by IDRC relating to the matters set forth on Schedule 7.3 to the Merger Agreement unless
(i) the board of directors of TeleSpectrum shall otherwise determine and (ii) the Stockholders' Representative agrees with any such determination of the TeleSpectrum Board, which agreement shall not unreasonably be withheld.

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              3.  Substitution of Stockholders' Representative.  The
                  --------------------------------------------
Stockholders' Representative shall have the right to resign upon providing 15 business days written notice to TeleSpectrum and the Indemnity Escrow Agent. Prior to such resignation, the Stockholders' Representative shall appoint a successor stockholders' representative, reasonably acceptable to TeleSpectrum, to assume the rights and responsibilities of the Stockholders' Representative hereunder. TeleSpectrum shall notify the Escrow Agent in writing of the name of any successor stockholder's representative appointed pursuant to this Agreement. All of the terms and conditions of this Agreement shall apply to any successor stockholders' representative, and after such appointment the term "Stockholders' Representative" as used herein shall refer to any such successor stockholders' representative.

              4.  Indemnification of Stockholders' Representative.  The
                  -----------------------------------------------
Stockholders' Representative shall not be personally liable for any actions or decisions taken or made in good faith in managing or discharging its duties hereunder in accordance with the terms hereof, except in the case of gross negligence or willful misconduct. The stockholders of IDRC and the IDRC Optionholders shall indemnify and hold harmless the Stockholders' Representative against any and all Damages suffered or incurred by the Stockholders' Representative in managing or discharging his duties hereunder.

              5.  Transfers from the Indemnity Funds.
                  ----------------------------------

                  (a) TeleSpectrum may, by giving written notice (an "Indemnity Notice") to the Stockholders' Representative and the Indemnity Escrow Agent, make a claim against the Escrow Property for any amounts claimed by it under Article VII of the Merger Agreement at any time prior to the Expiration Date. Such Indemnity Notice shall contain such facts and information as are then reasonably available and the specific basis for indemnification including whether the claim is made under Section 7.2 or 7.3 of the Merger Agreement. If such amount is liquidated in amount, the Indemnity Notice shall so state and such amount shall be deemed the amount of the claim against the Escrow Property. If the amount is not liquidated, then the Indemnity Notice shall so state and, in such event, a claim shall be deemed asserted against the Escrow Property, but no transfer shall be made on account thereof until the amount of such claim is liquidated and such transfer is to be made in accordance with (b) or (c) below.

                  (b) Unless the Stockholders' Representative shall give written notice to TeleSpectrum and the Indemnity Escrow Agent that it objects to any claim made in an Indemnity Notice within 15 business days following the date on which it receives the Indemnity Notice, at the end of such period the Indemnity Escrow Agent shall promptly transfer to TeleSpectrum as directed by such Indemnity Notice from the Escrow Property (to the extent that the Escrow Property is sufficient therefor) an amount that has an aggregate value equal to the final amount of the claim. Each amount so transferred shall be drawn pro
                                                                         ---
rata from the Escrow Securities between the Escrow Shares and Shares of
----
TeleSpectrum Common Stock (the "Option Shares") underlying the Escrow Options and any other property included in the Escrow Property, with each Escrow Share and each Option Share valued at the Trading Value regardless of the actual market value at such time. The

Escrow Property transferred by the Indemnity Escrow Agent is hereinafter referred to as "Claim Property." Upon the transfer of the Claim Property to the Escrow Agent, each Option Agreement shall automatically and without the need of any further action by any person be modified to become exercisable for such lesser number of Option Shares to fully reflect the Optionholders pro rata
                                                                  --- ----
contribution to Claim Property.   In the event that the Stockholders'
Representative timely objects to a transfer of the Escrow Property, then TeleSpectrum and the Stockholders' Representative shall endeavor to settle and compromise the claims that are the subject of the Indemnity Notice. If TeleSpectrum and the Stockholders' Representative are unable to agree on any settlement or compromise, then the Indemnity Escrow Agent shall not make any transfers of Escrow Property except upon receipt of a written statement executed by TeleSpectrum and the Stockholders' Representative evidencing their agreement to the amounts claimed in the Indemnity Notice or pursuant to a final Decision. The Indemnity Escrow Agent shall take the action specified in notices that are mutually signed by, and received from, TeleSpectrum and the Stockholders' Representative as soon as practical after its receipt thereof.

          (c) Except as set forth in this subsection (c), all Escrow Property remaining in escrow hereunder shall be transferred to the stockholders of IDRC and the IDRC Optionholders within 5 business days following the Expiration Date in accordance with their respective interests therein in accordance with the Stockholder's Representative's written direction delivered to the Escrow Agent on the Expiration Date if (i) all Claim Property has been transferred to TeleSpectrum in accordance with Section 5(b) hereof with respect to each Indemnity Notice which has been given by TeleSpectrum as of the Expiration Date or (ii) no Indemnity Notice has been given by TeleSpectrum as of the Expiration Date. If TeleSpectrum has made any claim against the Escrow Property to which the Stockholders' Representative has timely objected and which remains outstanding as of the Expiration Date, no Escrow Property shall be transferred to the stockholders of IDRC or the IDRC Optionholders until such time as any such claim has been resolved in accordance with the provisions of this Section
5. Notwithstanding the foregoing, any "Excess Escrow Property" shall be transferred to the stockholders of IDRC and the IDRC Optionholders in accordance with the percentages set forth opposite such stockholders' or Optionholders' respective names on Schedule A attached hereto within five business days following the Expiration Date. Such distributions shall be made by mailing the Escrow Property due to each stockholder and Optionholder to such stockholder's or Optionholder's address as set forth on Schedule A. As used herein, the terms

     "Excess Escrow Property" means that amount of Escrow Property, if any, equal to the "Remaining Amount of Escrow Property" on the Expiration Date less the "Maximum Amount."

     "Remaining Amount of Escrow Property" means the aggregate Trading Value of the Escrow Shares and Option Shares remaining in escrow plus the fair market value of any other Escrow Property remaining in escrow.

     "Maximum Amount" means (i) the aggregate amount of all disputed claims on the Expiration Date that are liquidated in amount plus (ii) the "Estimated Amount."

     "Estimated Amount" means the reasonably estimated maximum aggregate amount of damages represented by outstanding disputed claims on the Expiration Date that are not liquidated in amount, which shall be determined in a writing executed by each of TeleSpectrum and the Stockholders' Representative that makes specific reference to this Section.

The provisions set forth in this Section 5(c) shall apply to both Section 7.2 Escrow Property and Section 7.3 Escrow Property, and with respect to Section 7.2 Escrow Property, shall take into account the Maximum Amount associated with
Section 7.3 Escrow Property.

          (d) Notwithstanding the other provisions of this Section 5, (i) indemnification obligations under Section 7.2 of the Merger Agreement may only be satisfied by Section 7.2 Escrow Property and (ii) indemnification obligations under Section 7.3 of the Merger Agreement must first be satisfied by Section 7.3 Escrow Property until such escrow property is exhausted, and any remaining indemnification obligations under Section 7.3 of the Merger Agreement may then be satisfied by Section 7.2 Escrow Property.

          (e)  Arbitration.  The parties shall submit the resolution of any
               -----------
claim, cause of action or dispute between the parties arising under this Agreement or Article VII of the Merger Agreement to expedited, binding arbitration pursuant to this Section. Any claim, cause of action or dispute between the parties arising under this Agreement submitted to arbitration under this Section ("Arbitrated Disputes") shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in Wilmington, Delaware, and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules"). The hearing locale shall be Wilmington, Delaware. The hearing shall be before a panel of three arbitrators (the "Arbitrators"), one of whom shall be selected by the Stockholders' Representative, one of whom shall be selected by TeleSpectrum, and the third of whom shall be selected by the other two arbitrators. The Arbitrators' decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction. The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including, but not limited to, providing such documents and making available such of their personnel as the Arbitrators may request, so that the Decision may be reached timely. The Arbitrators shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The authority of the Arbitrators shall be limited to deciding liability for, and the proper amount of, any such claim, cause of action or dispute, and the Arbitrators shall have no authority to award punitive damages. The Arbitrators shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section and are necessary to resolve the Arbitrated Dispute within the time periods specified in this Agreement. The Arbitrators shall render a Decision within 30 business days (15 business days with respect to any disputes regarding Section 5(c) hereof) after being appointed to serve as Arbitrators unless the parties otherwise agree in writing or the Arbitrators make a finding that a party has carried the burden of showing good cause for a longer period. The stockholders of IDRC, on the one hand, and TeleSpectrum on the other hand, shall pay its own expenses of arbitration and the expenses of the Arbitrators shall be equally shared; provided, however, that if in the opinion of the Arbitrators any claim or defense or objection thereto by either party is unreasonable, the Arbitrators may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the Arbitrators against the party raising such unreasonable claim, defense or objection. Any amounts due from the stockholders of IDRC under this Section 5(e) shall be satisfied out of the Escrow Property; provided, however, that the Indemnity Escrow Agent must notify the Stockholders' Representative in writing at least 5 business days prior to the payment to the Arbitrators of any Escrow Property and, if requested, must provide the Stockholders' Representative with evidence of the total fees and expenses incurred with respect to arbitration.

     6.   Escrow Earnings.
          ---------------

          (a)  Treatment of Earnings.  All income earned on the Escrow Property,
               ---------------------
after payment of expenses incurred or taxes incurred in connection therewith, shall be deemed to be a part of the Escrow Property for any and all purposes hereunder.

          (b)  Permissible Investments.  The Indemnity Escrow Agent shall invest
               -----------------------
any cash constituting the Escrow Property at the written direction of TeleSpectrum and the Stockholders' Representative in United States Treasury obligations or in one or more mutual funds invested solely in United States Treasury obligations, including without limitation, the Chase Vista (TM) Money Market Mutual Funds or any other mutual fund for which the Indemnity Escrow Agent or an affiliate of the Indemnity Escrow Agent serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Indemnity Escrow Agent or an affiliate of the Indemnity Escrow Agent receives fees for services rendered,
(ii) the Indemnity Escrow Agent charges and collects fees for services rendered pursuant to this Agreement which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Indemnity Escrow Agent or its affiliates.

          (c) The Indemnity Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Agreement. The Indemnity Escrow Agent shall not incur any liability for any losses arising as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Indemnity Escrow Agent instructions to invest or reinvest the Escrow Property or any earnings thereon.


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

     7.   Dividends; Voting.
          -----------------

          (a) Dividends.  Any dividends declared and paid, and any distributions
              ---------
made with respect to, the Escrow Shares shall be delivered to the Escrow Agent and shall be held and transferred by the Escrow Agent in the same manner that the Escrow Shares are held and transferred hereunder. All such dividends and distributions made in shares of Common Stock of TeleSpectrum shall be deemed to be Escrow Shares for any and all purposes hereunder.

          (b) Voting.  The stockholders of IDRC shall vote the Escrow Shares in
              ------
accordance with their respective interests therein on all matters submitted to a vote of the stockholders of TeleSpectrum during the term of this Agreement. The Escrow Agent shall have no responsibility for voting Escrow Shares or in assisting in the voting of Escrow Shares.

     8.   Fees of Indemnity Escrow Agent.  The stockholders of IDRC and IDRC
          ------------------------------
Optionholders, on the one hand, and TeleSpectrum on the other, shall each be responsible for 50% of the reasonable fees and expenses of or incurred by the Indemnity Escrow Agent in connection with carrying out its duties hereunder. Any amounts due from the stockholders of IDRC and the IDRC Optionholders under this
Section 8 shall be satisfied by the Escrow Agent after compliance with this
Section 8 out of the Escrow Property; provided, however, that the Indemnity Escrow Agent must notify the Stockholders Representative in writing at least 5 business days prior to the withdrawal of any Escrow Property and, if requested, must provide the Stockholders' Representative with evidence of such fees and expenses incurred.

     9.   Rights and Duties of the Indemnity Escrow Agent.
          -----------------------------------------------

          (a) The Indemnity Escrow Agent shall have and may exercise such powers hereunder as are specifically delegated to the Indemnity Escrow Agent by the terms hereof (including the power to surrender to TeleSpectrum option agreements representing Escrow Options so that such agreements may be canceled and exchanged for new option agreements as appropriate), together with such powers as are reasonably incidental thereto, including the power to hire attorneys to represent the Indemnity Escrow Agent with respect to matters arising from this Agreement and the power to file actions as it deems necessary in a court of appropriate jurisdiction. The duties and responsibilities of the Escrow Agent shall be determined solely by the express terms of this Agreement. The Escrow Agent shall not have any liability under nor duty to inquire into the terms or provisions of any other Agreement, including the Merger Agreement except for the definition of capitalized terms not defined herein. The Indemnity Escrow Agent shall have no implied duties and no obligation to take any action hereunder except for any action specifically provided by this Agreement to be taken by the Indemnity Escrow Agent. The Indemnity Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrow Property, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to administer the Escrow Property as herein provided or by reason of any order of a court of competent jurisdiction from which no appeal may timely be taken. The Indemnity Escrow Agent shall not be liable to any party for any action taken or omitted to be taken hereunder or in connection herewith unless a court of competent jurisdiction determines that its own gross negligence or willful misconduct or breach of the specific provisions of this Agreement resulted in a loss to TeleSpectrum or the stockholders of IDRC or IDRC optionholders. TeleSpectrum hereby agrees to indemnify and hold harmless and defend the Indemnity Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees and expenses ("Losses"), that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which they are authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, TeleSpectrum also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Indemnity Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Indemnity Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indemnity Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 9(a) shall survive the termination of this Agreement and the resignation or removal of the Indemnity Escrow Agent for any reason. The Indemnity Escrow Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first be indemnified to its reasonable satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Indemnity Escrow Agent may execute any of its duties hereunder by or through employees, agents and attorneys-in-fact.

          (b) The Indemnity Escrow Agent shall have the right to resign after first having given TeleSpectrum and the Stockholders' Representative notice in writing of its intent to resign at least 15 business days in advance. At the expiration of such 15 business days, the Indemnity Escrow Agent shall deliver the remaining Escrow Property to a successor Indemnity Escrow Agent designated in writing by TeleSpectrum and the Stockholders' Representative. If TeleSpectrum and the Stockholders' Representative fail to designate a successor to the Indemnity Escrow Agent within such 15 business day period, the Indemnity Escrow Agent shall institute a bill of interpleader as contemplated by Section 9(e) hereof. Any corporation or association into which the Indemnity Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Indemnity Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Indemnity Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Indemnity Escrow Agent under this Agreement without further act.

          (c) If (i) any Escrow Property is at any time attached, garnished or levied upon under any court order, or (ii) the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or (iii) any order, judgment or decree shall be made or entered by any court of competent jurisdiction from which no appeal may timely be taken affecting such property or any part thereof, then in any of such events the Indemnity Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (d) The Indemnity Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents and assume the genuineness of any notice which is given to the Indemnity Escrow Agent in proper form pursuant to this Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, without the necessity of the Indemnity Escrow Agent verifying the truth or accuracy thereof. The Indemnity Escrow Agent shall not be obligated to investigate or in any way determine whether TeleSpectrum is entitled to indemnification under the Merger Agreement or the proper amount of any such indemnification.

          (e) Should any controversy arise between or among TeleSpectrum and the Stockholders' Representative or any other person, firm or entity with respect to this Agreement, the Escrow Property or any part thereof, or the right of any party or other person to receive the Escrow Property, or should TeleSpectrum and the Stockholders' Representative fail to designate another Indemnity Escrow Agent as provided in Section 9(b) hereof, or if the Indemnity Escrow Agent should be in doubt as to what action to take, the Indemnity Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Escrow Property until the controversy is resolved and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Property to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Indemnity Escrow Agent is entitled to make transfers from the Escrow Property as hereinabove set forth other than to tender the Escrow Property into the possession and control of such court). The expense and cost of any proceeding under this Section 9(e) shall be payable from the Escrow Property.

     10.  Term.  This Agreement shall continue in full force and effect until
          ----
all Escrow Property has been transferred in accordance with Section 5 hereof.

     11.  Miscellaneous.
          -------------

          (a)   Time Periods.   All references to "business days" means days
                ------------
when national banks in Philadelphia, Pennsylvania are open for business. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the next business day.

          (b)   Legal Counsel.  The Indemnity Escrow Agent may consult with its
                -------------
counsel or other counsel satisfactory to it with respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by the Indemnity Escrow Agent in good faith upon the advice of such counsel.

          (c)   Severability.   If any provision of this Agreement or the
                ------------
application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

          (d)   Default.  Waiver of any default shall not constitute waiver of
                -------
any other or subsequent default.

          (e)   Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties as follows:

     if to TeleSpectrum :

          443 S. Gulph Road
          King of Prussia, PA  19406
          Telecopy: (610) 878-7480
          Attention: President

          with copies to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA   19103
          Telecopy: (215) 963-5299
          Attention: Stephen M. Goodman, Esq.

     if to the Stockholders' Representative:

          Glenn McKenzie
          24 Beach Palm
          Hampton, NH  03842
          Telecopy:  (603) 929-0876
          with a copy to:

          Cooley Godward LLP
          4365 Executive Drive- Suite 100
          San Diego, CA 92121
          Telecopy:  (619) 453-3555
          Attention:  Lance W. Bridges, Esq.

          International Data Response Corporation
          PO Box 7130
          Rancho Santa Fe, CA 92067-7130
          Telecopy:  (619) 759-3350
          Attention:  Paul Grinberg

     if to the Indemnity Escrow Agent:

          Chase Manhattan Trust Company, National Association
          One Liberty Place, Suite 5210
          1650 Market Street
          Philadelphia PA 19103
          Telecopy:  215-972-8372
          Attention:  Capital Markets Fiduciary Services; John Sohier

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent.

          (f) Counterparts; facsimile signatures.  This Agreement may be
              ----------------------------------
executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signature which, for all purposes, shall be deemed to be an original signature.

          (g) Amendment.  This Agreement may not be amended or modified except
              ---------
by a written agreement signed by each of the parties hereto which agreement makes express reference to this Section.

          (h) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. In any action between or among any of the parties to this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts located in the State of Delaware; (ii) each of the parties irrevocably waives the right to trial by jury; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11(e) herein.

          (i) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

          (j) TIN Numbers.  Each party hereto, except the Indemnity Escrow
              -----------
Agent, shall, in the notice section of this Agreement, provide the Indemnity Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. Schedule A shall list the TIN for each IDRC stockholder and Optionholder.

          (k) Funds Transfer.  In the event funds transfer instructions are
              --------------
given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Indemnity Escrow Agent is authorized to seek confirmation or such instructions by telephone call-back to the person or persons designated on Schedule B hereto, and the Indemnity Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Indemnity Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

              It is understood that the Indemnity Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Indemnity Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer or funds to bank other than the beneficiary's bank, or any intermediary bank designated.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                         TELESPECTRUM WORLDWIDE INC.

                                         By:
                                            ----------------------------------
                                         Name:
                                         Title:


                                         STOCKHOLDERS' REPRESENTATIVE




                                         By:
                                            ----------------------------------
                                              Glenn McKenzie


                                         CHASE MANHATTAN TRUST COMPANY,
                                         NATIONAL ASSOCIATION,
                                         as Indemnity Escrow Agent


                                         By:
                                            ----------------------------------

                                   SCHEDULE A


Name of Stockholder    No. of Escrow Shares  % of Total Shares*  TIN Number
-------------------    --------------------  ------------------  --------------


Name and Address
of Optionholder        No. of Option Shares  % of Total Shares*  TIN Number
-------------------    --------------------  ------------------  --------------




*Total Shares means the sum of the Escrow Shares and Option Shares.

                                   Schedule B


                     Telephone Number(s) for Call-Backs and

          Person(s) Designated to Confirm Funds Transfer Instructions
          -----------------------------------------------------------


If to TeleSpectrum:

          Name                      Telephone Number
          ----                      ----------------

1.
  ---------------------------       --------------------------
2.
  ---------------------------       --------------------------
3.
  ---------------------------       --------------------------


If to Stockholders' Representative:

          Name                      Telephone Number
          ----                      ----------------
1.
  ---------------------------       --------------------------
2.
  ---------------------------       --------------------------
3.
  ---------------------------       --------------------------


Telephone call-backs shall be made to each of TeleSpectrum and Stockholders' Representative if joint instructions are required pursuant to the Escrow Agreement.